EXHIBIT 23.6

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3/A of Legend Oil and Gas, Ltd. of our report dated January 6, 2012 (effective as of December 31, 2010).

/s/ InSite Petroleum Consultants Ltd.

Calgary, Alberta

January 11, 2012